UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: March 22, 2010

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-32261

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On March 22, 2010, Lady Barbara Judge resigned as a member of the Board of Directors of ATP Oil & Gas Corporation (the “Corporation”). Ms. Judge’s resignation was not as a result of any disagreement with the Corporation.

(d)

(1) On March 22, 2010, Brent M. Longnecker was elected as a new member of the Board of Directors of the Corporation. Mr. Longnecker is Chairman & CEO of Longnecker & Associates, a corporate governance and compensation consulting firm he founded in 2003. In 2003, Mr. Longnecker served on WorldatWork’s special taskforce to address employment issues presented by Congress and other regulatory commissions. From 1993 to present, Mr. Longnecker has served periodically as an instructor and technical advisor at WorldatWork. From 1999 to 2003 he held the position of President of Resources Consulting Group. He participated in the management led buyout of the company from Deloitte & Touche. During 1992 to 1999 Mr. Longnecker with Deloitte & Touche was National Principal-In-Charge for the Performance Management and Compensation Consulting Practice. From 1986 to 1992 Mr. Longnecker engaged in the practice of financial planning, compensation, human resources and benefits consulting as a partner with KPMG Peat Marwick.

He has authored several books including The Power of Restricted Stock. The Definitive Guide to a Resurging Long-Term Incentive, WorldatWork, 2006 and 2004 editions, and Business, The Bible and You, 1993. He has also authored numerous articles including “Sarbanes-Oxley: Financial Friend Or Foe?”, The Banking Law Journal, Volume 121, June 2004; and “Toward a More Ethical Future,” Contingency Planning & Management, 38 May/June 2002.

He currently serves on the Board of AmReit of Houston, formerly a publicly traded trust, and Momentum Healthcare of Maryland, a privately held company in pursuit of becoming public. Mr. Longnecker holds a Master of Business Administration, University of Houston and a Bachelor of Business Administration, University of Houston where he was selected for Beta Gamma Sigma, the National Business Honor Society. Mr. Longnecker serves on The Star 12 Foundation as Chairman, the Worldwide Christian Outreach as Co-Chairman and was previously a Board Member of the Fellowship of Christian Athletes -Houston.

(2) Mr. Longnecker was not selected pursuant to any arrangement or understanding between the new director and any other person.

(3) Mr. Longnecker was appointed to the Audit Committee of the Board.

(4) Based on information provided by the nominee, since the beginning of ATP’s last fiscal year, there have been and are no proposed direct or indirect material transactions involving the newly named nominee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATP OIL & GAS CORPORATION

Date: March 26, 2010	By:	/s/ ALBERT L. REESE, JR.
Albert L. Reese, Jr.
Chief Financial Officer